UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Golden Minerals Company
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350 Indiana Street, Suite 800

Golden, Colorado 80401

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held May 16, 2017

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Golden Minerals Company will be held at 350 Indiana Street, 1st Floor Conference Center, Golden, Colorado 80401, on Tuesday, May 16, 2017 at 9:00 a.m., Denver time, for the following purposes:

1.                                      To elect eight (8) directors to hold office until the 2018 annual meeting of stockholders or until their successors are elected;

2.                                      To ratify the appointment of EKS&H LLLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017; and

3.                                      To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

Our board of directors has fixed the close of business on March 22, 2017 as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting or any adjournments or postponements thereof.

The Proxy Statement, proxy card, and Annual Report to Stockholders, including financial statements for the fiscal year ended December 31, 2016, are available at http://www.viewproxy.com/GoldenMinerals/2017AM

The Board of Directors recommends stockholders vote FOR each of the director nominees and FOR the ratification of the appointment of EKS&H LLLP.

March 31, 2017
By order of the Board of Directors,

Robert P. Vogels
Corporate Secretary

TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING OF STOCKHOLDERS, PLEASE SIGN, DATE, AND RETURN YOUR PROXY CARD OR SUBMIT YOUR PROXY AND/OR VOTING INSTRUCTIONS BY TELEPHONE OR THROUGH THE INTERNET SO THAT A QUORUM MAY BE REPRESENTED AT THE MEETING. STOCKHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.

GOLDEN MINERALS COMPANY

350 Indiana Street, Suite 800

Golden, Colorado 80401

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

May 16, 2017

This Proxy Statement is furnished to the stockholders of Golden Minerals Company (“Golden Minerals,” the “Company,” “we” or “our”) in connection with the solicitation of proxies by the board of directors of Golden Minerals to be voted at the annual meeting of stockholders on May 16, 2017, or at any postponements or adjournments of the annual meeting. Our annual meeting is being held for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Proxy Statement, proxy card and Annual Report to Stockholders, including financial statements for the fiscal year ended December 31, 2016, were made available to stockholders on or about March 31, 2017.

Pursuant to rules adopted by the Securities and Exchange Commission (“SEC”), Golden Minerals has elected to provide access to its proxy materials via the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders, who will have the ability to access the proxy materials on the website referred to in the Notice or to request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy can be found in the Notice. In addition, stockholders may request proxy materials in printed form by mail or electronically by email by writing to Karen Winkler, Golden Minerals Company, 350 Indiana Street, Suite 800, Golden, Colorado 80401 or at investor.relations@goldenminerals.com. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our annual meetings.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 16, 2017:

The Proxy Statement, proxy card, and Annual Report to Stockholders, including financial statements for the fiscal year ended December 31, 2016, are available at http://www.viewproxy.com/GoldenMinerals/2017AM

ABOUT THE MEETING

Why am I receiving this Proxy Statement and proxy card?

You have received these proxy materials because our board of directors is soliciting your proxy to vote your common stock at the annual meeting of stockholders to be held on May 16, 2017. This Proxy Statement describes matters on which we would like you to vote at our annual meeting. It also provides you with information on these matters so that you may make an informed decision.

What is the purpose of the annual meeting?

At our annual meeting, stockholders will vote on the following two items of business:

(1)                                 To elect eight (8) directors to hold office until the 2018 annual meeting of stockholders; and

(2)                                 To ratify the appointment of EKS&H LLLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

Stockholders will also vote on such other matters as may properly come before the meeting or any postponement or adjournment thereof.

What are the board’s recommendations?

Our board of directors recommends that you vote:

•                  FOR the election of each of the eight (8) nominated directors (see “Proposal No. 1”)

•                  FOR the ratification of the appointment of EKS&H LLLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 (see “Proposal No. 2”)

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the board of directors or, if no recommendation is given, in their own discretion.

What shares are entitled to vote?

As of March 22, 2017, the record date for the meeting, we had 89,658,910 shares of common stock outstanding. This amount includes 100,000 shares of unvested restricted common stock issued pursuant to our Amended and Restated 2009 Equity Incentive Plan and 132,175 shares of common stock held for exchange by former shareholders of a company with which we entered into a business combination transaction in 2011, which are not entitled to vote at the annual meeting. Therefore, as of March 22, 2017, 89,658,910 shares of common stock were outstanding and are entitled to vote at the annual meeting. You can vote all of the shares that you owned on the record date. These shares include: (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner through a stockbroker, bank or other nominee.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most stockholders hold their shares through a broker or other holder of record rather than directly in their own names. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the stockholder of record, and we have sent the Notice directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to the named proxy holder or to vote in person at the meeting. You may vote by proxy via the Internet or telephone by following the instructions provided in the Notice. If you request printed copies of the proxy materials by mail, you may also vote by filling out the proxy card included with the materials or by calling the toll free number found on the proxy card.

Beneficial Owner.  If your shares are held in a brokerage account, or by a bank or other holder of record, you are considered the beneficial owner of shares held in “street name,” and the proxy materials are being forwarded to you by that holder together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote and are also invited to attend the annual meeting.

Who may attend the meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. If you are not a stockholder of record but hold shares through a broker, bank or other holder of record (i.e., in street name) and wish to attend the meeting, you will need to provide proof of beneficial ownership on the record date, such as your most recent account statement as of March 22, 2017, a copy of the voting instruction card provided by your broker, bank or other holder of record, or other similar evidence of ownership. Registration and seating will begin at 8:30 a.m., Denver time. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

How may I vote my shares in person at the annual meeting?

Shares held in your name as the stockholder of record may be voted in person at the annual meeting. Shares held beneficially in street name may be voted by you in person only if you obtain a legal proxy from the broker, bank or other holder of record that holds your shares giving you the right to vote the shares. Even if you plan to attend the annual meeting, we recommend that you submit your proxy or voting instructions prior to the meeting as described below so that your vote will be counted if you later decide not to attend the meeting.

How may I vote my shares without attending the annual meeting?

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the meeting. If you are a stockholder of record, you may vote by submitting a proxy card or via the Internet or telephone by following the instructions provided in the Notice. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, bank or other holder of record. For directions on how to vote, please refer to the instructions included in the Notice or, for shares held beneficially in street name, the voting instruction card provided by your broker, bank or other holder of record.

Proxies submitted properly by one of the methods described above will be voted in accordance with the instructions contained therein. If you submit a proxy but do not provide voting directions, the proxy will be voted “FOR” each of the eight director nominees, “FOR” the ratification of the appointment of EKS&H LLLP as our independent registered public accounting firm,  and in such manner as the proxy holders named on the proxy determine, in their discretion, upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

If your shares are held through a broker, bank or other nominee (collectively referred to as “brokers”), under applicable rules of the NYSE MKT LLC (“NYSE MKT”) (the exchange on which our common stock is primarily traded), the broker will vote your shares according to the specific instructions it receives from you. If the broker does not receive voting instructions from you, the broker may vote only on proposals that are considered “routine” matters under the NYSE MKT rules. Under the NYSE MKT rules and guidance, at this year’s annual meeting, your broker may vote without your instructions only on the ratification of the appointment of EKS&H LLLP as our independent registered public accounting firm for 2017. The broker’s failure to vote on the election of directors because the broker lacks discretionary authority to do so, commonly referred to as a “broker non-vote,” will not affect the outcome of the vote on this matter.

May I change my vote or revoke my proxy after I return my proxy card?

Yes.  Even after you have submitted your proxy, you may change the votes you cast or revoke your proxy at any time before the votes are cast at the meeting by (1) delivering a written notice of your revocation to our Corporate Secretary at our principal executive office located at 350 Indiana Street, Suite 800, Golden, Colorado 80401; (2) executing and delivering a later dated proxy card; or (3) by the

Internet or telephone by following the voting instructions provided in the Notice. In addition, the powers of the proxy holders to vote your stock will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority (over 50%) of the shares of our common stock outstanding and entitled to vote as of the record date will constitute a quorum. There must be a quorum for any action to be taken at the meeting (other than an adjournment or postponement of the meeting). If you properly submit a proxy, even if you abstain from voting, then your shares will be counted for purposes of determining the presence of a quorum. If a broker or bank indicates on a proxy that it lacks discretionary authority as to certain shares to vote on a particular matter, commonly referred to as “broker non-votes,” those shares will still be counted for purposes of determining the presence of a quorum at the meeting.

What vote is required to approve each item?

Election of Directors.  In the election of directors, eight (8) candidates will be elected by a plurality of affirmative votes. That is, the eight (8) candidates that receive the highest number of affirmative votes will be elected to serve on our board of directors.

Ratification of EKS&H LLLP.  The affirmative vote of a majority of the outstanding shares of common stock present at the meeting (either in person or by proxy) will be required for ratification.

How may I vote on each of the proposals?

In the election of directors, you may vote FOR any one or more of the nominees, or your vote may be WITHHELD with respect to any one or more of the nominees. For the ratification of EKS&H LLLP, you may vote FOR or AGAINST the proposal, or you may indicate that you wish to ABSTAIN from voting on the proposal.

Who will count the proxy votes?

Votes will be tabulated by Alliance Advisors.

How will voting on any other business be conducted?

We do not expect any matters to be presented for a vote at the meeting other than the matters described in this Proxy Statement. If you grant a proxy, any of the officers named as proxy holder, Warren M. Rehn, Robert P. Vogels, or their nominee(s) or substitute(s), will have the discretion to vote your shares on any additional matters that are properly presented for a vote at the meeting. If a nominee is not available as a candidate for director, the person named as the proxy holder will vote your proxy for another candidate nominated by our board of directors.

What rights of appraisal or similar rights of dissenters do I have with respect to any matter to be acted upon at the meeting?

No action is proposed at this meeting for which the laws of the state of Delaware or our Bylaws provide a right of our stockholders to dissent and obtain appraisal of or payment for such stockholders’ common stock.

Who will bear the cost of this proxy solicitation?

The accompanying proxy is solicited on behalf of the Company by its board of directors, and the cost of solicitation will be borne by Golden Minerals. Following the original mailing of the proxies and soliciting materials, directors, officers, and employees of the Company may solicit proxies by mail, telephone, facsimile, email or personal interviews. We will also request banks and brokers to solicit their customers who have a beneficial interest in our common stock registered in the names of nominees, and we will reimburse banks and brokers for their reasonable out-of-pocket expenses in so doing.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

The board of directors unanimously recommends that the Company’s stockholders vote FOR the election of the following eight (8) nominees:

Jeffrey G. Clevenger

Warren M. Rehn

W. Durand Eppler

Ian Masterton-Hume

Kevin R. Morano

Terry M. Palmer

Andrew N. Pullar

David H. Watkins

The board of directors has nominated for election at the annual meeting Messrs. Clevenger, Rehn, Eppler, Masterton-Hume, Morano, Palmer, Pullar and Watkins to serve until the 2018 annual meeting of stockholders or until their successors are elected. Each nominee is currently a director of Golden Minerals and has consented to being named as a nominee.

The eight (8) candidates that receive the highest number of affirmative votes will be elected to serve on our board of directors.

The Company is an “Eligible International Interlisted Issuer” within the meaning of the rules of the Toronto Stock Exchange (the “TSX”) and, accordingly, the Company has been granted an exemption by the TSX from the TSX requirements regarding (i) majority approval for the election of directors, and (ii) the issuance of a news release disclosing director election voting results.

The following table sets forth the name, age, and current positions of each nominee:

Name and Residence	Age	Position
Jeffrey G. Clevenger	67	Director, Chairman of the Board of Directors
Warren M. Rehn(1)	62	Director
W. Durand Eppler(2)(4)	63	Director, Chairman of the Corporate Governance and Nominating Committee
Ian Masterton-Hume(3)	66	Director
Kevin R. Morano(3)(4)	63	Director, Chairman of the Compensation Committee
Terry M. Palmer(2)(4)	72	Director, Chairman of the Audit Committee
Andrew N. Pullar	45	Director
David H. Watkins(2)(3)	72	Director

(1)         Mr. Rehn also serves as our President and Chief Executive Officer.

(2)         Member of the Audit Committee.

(3)         Member of the Compensation Committee.

(4)         Member of the Corporate Governance and Nominating Committee.

Information regarding each nominee is set forth below, based upon information furnished to us by the nominee.

Nominees for Election

Jeffrey G. Clevenger.  Mr. Clevenger has served as Chairman of our board since March 2009. He also served as our President from March 2009 to May 2015 and as our Chief Executive Officer from March 2009 to September 2015. He has over 40 years of experience in the mining industry. Mr. Clevenger served as a director and President and Chief Executive Officer of our predecessor, Apex Silver Mines Limited (“Apex Silver”) from October 2004 until March 2009. Mr. Clevenger worked as an independent consultant from 1999 when Cyprus Amax Minerals Company, his previous employer, was sold until he joined Apex Silver in 2004. Mr. Clevenger served as Senior Vice President and Executive Vice President of Cyprus Amax Minerals Company from 1993 to 1998 and 1998 to 1999, respectively, and as President of Cyprus Climax Metals Company and its predecessor, Cyprus Copper Company, a large integrated producer of copper and molybdenum with operations in North and South America, from 1993 to 1999. He was Senior Vice President of Cyprus Copper Company from August 1992 to January 1993. From 1973 to 1992, Mr. Clevenger held various technical, management and executive positions at Phelps Dodge Corporation, including President and General Manager of Phelps Dodge Morenci, Inc. He is a Member of the American Institute of Mining, Metallurgical and Petroleum Engineers and the Metallurgical Society of America. Mr. Clevenger holds a B.S. in Mining Engineering with Honors from the New Mexico Institute of Mining and Technology and is a graduate of the Advanced International Senior Management Program of Harvard University. In determining Mr. Clevenger’s qualifications to serve on our board of directors, the board has considered, among other things, his experience and expertise in the mining industry, including the operating, management, and executive positions he has held previously at several other mining companies.

Warren M. Rehn. Mr. Rehn was appointed President of our Company in May 2015 and appointed Chief Executive Officer and director in September 2015. Mr. Rehn previously served as Senior Vice President, Exploration and Chief Geologist since December 2012 and served as Vice President, Exploration and Chief Geologist since February 2012. From 2007 until February 2012, Mr. Rehn held various positions at Barrick Gold Exploration, Inc., serving most recently as Chief Exploration Geologist for the Bald Mountain and Ruby Hill mining units. Mr. Rehn was a consulting geologist for Gerson Lehman Group, which provides consulting services to various industries, including geology and mining from 2005 until 2007, and also provided consulting services for Barrick in 2006 and 2007. Mr. Rehn served as a Consulting Senior Geologist at Placer Dome Exploration, Inc. in 2004 and as an independent consulting geologist throughout the Americas from 1994 until 2003. He served as a Senior Geologist at Noranda Exploration, Inc. from 1988 until 1994 and as a Project Geologist and Senior Geologist for Gold Fields Mining Corp. from 1981 until 1988. Mr. Rehn holds an M.S. in Geology from the Colorado School of Mines and a B.S. in Geological Engineering from the University of Idaho. In determining Mr. Rehn’s qualifications to serve on our board of directors, the board has considered, among other things, his experience in the mining industry, including his exploration and geology expertise and experience at several mining companies, as well as his experience with the Company.

W. Durand Eppler.  Mr. Eppler has served as a director of our Company since March 2009. Mr. Eppler has over 40 years of experience in the natural resources industry and has served since June 2016 as a Managing Director of Headwaters MB, a private, middle market investment banking institution. Prior to joining Headwaters MB, Mr. Eppler was, from  2004, founder and partner of Sierra Partners, LLC, a private investment and advisory firm. From June 2005 until August 2008, Mr. Eppler was President and Chief Executive Officer of Coal International Plc, an international coal mining and development company. From 1995 to 2004, Mr. Eppler held various positions at Newmont Mining

Corporation and its subsidiaries, including Vice President of Newmont Capital, Ltd. (2002 to August 2004), Vice President, Corporate Development of Newmont Mining Corporation (2001 to 2002), President of Newmont Indonesia (1998 to 2001) and Vice President, Corporate Planning of Newmont Mining Corporation (1995 to 1998). Prior to joining Newmont, Mr. Eppler served as the Managing Director, Metals & Mining for Chemical Securities, Inc., a subsidiary of Chemical Bank (now JPMorgan Chase), where he was responsible for relationship management, technical support, corporate finance services, credit marketing and transaction execution for clients in the global precious metals, industrial and energy resources businesses. He currently serves on the boards of directors of Vista Gold Corporation and Plata Latina Minerals Corporation, and he served on the boards of Frontier Mining Limited, Augusta Resource Corporation, Allied Nevada Gold Corporation and Northern Energy Mining Company. Mr. Eppler holds a B.A. in Geography & Religion from Middlebury College and an M.S. in Mineral Economics from the Colorado School of Mines. Mr. Eppler is a member of the Society of Mining Engineers of A.I.M.E. and a member of the Global Leadership Council, College of Business, Colorado State University. In determining Mr. Eppler’s qualifications to serve on our board of directors, the board has considered, among other things, his experience and expertise in mining industry public and private finance, corporate development in public mining companies, and management in the base and precious metals mining industries.

Ian Masterton-Hume.  Mr. Masterton-Hume has served as a director of our Company since March 2009. He has over 30 years of experience in the natural resources industry. From January 2000 until December 2008, he was a partner of The Sentient Group, an independent private equity investment firm specializing in the global resources industry, which he also cofounded. The Sentient Group is the Company’s largest stockholder holding approximately 46% of our outstanding common stock. Since December 2008, Mr. Masterton-Hume has acted as a consultant to The Sentient Group. From 1994 to 2000, Mr. Masterton-Hume served as a consultant to AMP Society’s Private Capital Division, focused on international mining and telecommunications investments primarily in North and South America, Russia and the Pacific Rim. His experience prior to 1994 includes serving as a consultant to Equatorial Mining in Santiago, Chile regarding development of its copper assets, and approximately 23 years of investment management and investment banking experience for companies in Australia and the United Kingdom, including Impala Pacific Corporation in Hong Kong, Bain & Company in Sydney, Australia and the Jessel Group of companies in London and South Africa. He is currently a director of Iron Road Limited, Silver City Minerals Limited and African Energy Resources Limited, and he served as a director of Marengo Mining Limited, Norsemont Mining Inc., Andean Resources Ltd. and Apex Silver. Mr. Masterton-Hume attended both Harrow School (England) and Nice University (France). In determining Mr. Masterton-Hume’s qualifications to serve on our board of directors, the board has considered, among other things, his experience and expertise in mining industry public and private finance, and corporate development and mine project development in South America, together with his experience serving as a director of small publicly held mineral exploration and development companies operating in South America.

Kevin R. Morano.  Mr. Morano has served as a director of our Company since March 2009. He has over 35 years of experience in the mining industry. Mr. Morano has been Managing Principal of KEM Capital LLC, a private equity investment company and provider of management advisory services, since March 2007. Prior to forming his own company, Mr. Morano held a number of senior executive positions at major American public companies including a 21 year career at ASARCO Incorporated, a global copper mining company and specialty chemicals and aggregates producer, which was acquired by Grupo Mexico in December 1999. At ASARCO, Mr. Morano served in various senior executive capacities including President and Chief Operating Officer, Executive Vice President and Chief Financial Officer. He currently serves as a director of Bear Creek Mining Company, and he served as a director of Southern Peru Copper Corporation, Coeur d’Alene Mines and Apex Silver. From March 2002 to March 2007, Mr. Morano was employed at Lumenis Ltd initially as Chief Financial Officer and subsequently as Senior Vice President for Marketing and Business Development. From May 2000 through October 2001, Mr. Morano served as the Chief Financial Officer of Exide Technologies. Mr. Morano holds a B.Sc. in Finance from Drexel University and an M.B.A. from Rider University. In determining Mr. Morano’s qualifications to serve on our board of directors, the board has considered, among other things, his experience and expertise in the mining industry, public and private finance and management experience at public mining companies.

In April 2006, the SEC filed a complaint against Lumenis Ltd., one of its former officers and Mr. Morano, then the Chief Financial Officer of Lumenis, alleging violations of federal securities laws in connection with the accounting for certain Lumenis sales transactions included in its 2002 and 2003 financial statements. Without admitting or denying the allegations in the complaint, Mr. Morano consented to the entry, in September 2008, of a final consent judgment that, among other things, enjoined Mr. Morano from violating various provisions of the federal securities laws. In February 2015, the SEC issued an order reinstating Mr. Morano to appear and practice before the SEC as an accountant responsible for the preparation and review of financial statements.

Terry M. Palmer.  Mr. Palmer has served as a director of our Company since March 2009. He has over 40 years of financial, management and accounting experience with a particular focus on the mining industry. For the period January 2003 to December 2016, Mr. Palmer has worked on a part-time basis for and is a principal of the CPA firm of Marrs, Sevier & Company LLC. He spent 36 years at Ernst & Young LLP where he rose from a staff position to partner responsible for audit and advisory services to major international mining companies and serving as the technical consulting partner for SEC-related business. Mr. Palmer previously served as a director of Allied Nevada Gold Corp, Sunward Resources Ltd. and Apex Silver. Mr. Palmer holds a B.Sc. in Business Administration from Drake University and an M.B.A. from the University of Denver. He is a certified public accountant (retired) and a member of the American Institute and Colorado Society of Certified Public Accountants. In determining Mr. Palmer’s qualifications to serve on our board of directors, the board has considered, among other things, his experience and expertise as an audit partner at Ernst & Young LLP focused on public mining companies, his knowledge about and experience in the types of accounting and financial issues faced by public mining companies, and his experience as a director of exploration, development, and small public mining companies.

Andrew N. Pullar.  Mr. Pullar has served as a director of our Company since July 2013. Mr. Pullar is the Chief Executive Officer and a director of The Sentient Group, an independent private equity investment firm specializing in the global resources industry. The Sentient Group is the Company’s largest stockholder holding approximately 46% of our outstanding common stock. Prior to joining The Sentient Group in 2009, Mr. Pullar worked as a portfolio manager for Baker Steel Capital Managers in London and Sydney from 2004 to 2009. Prior to this, Mr. Pullar was a senior metals and mining analyst at AME Mineral Economics in Sydney, worked as a mining engineering consultant for Behre Dolbear in London and Sydney, and served in various mining engineering and production positions at De Beers and Gold Fields in South Africa. Mr. Pullar is currently a director of ECI Exploration and Mining Inc. and Brazil Potash Corp. and holds various directorship positions on funds of The Sentient Group.  Mr. Pullar previously served as a director of Pershimco Resources Inc. Mr. Pullar holds a degree in Mining Engineering from the University of the Witwatersrand, a South African Mine Managers Certificate and the U.K. Society of Investment Professionals Investment Manager Certificate. He is also a member of the Australasian Institute of Mining and Metallurgy. In determining Mr. Pullar’s qualifications to serve on our board of directors, the board has considered, among other things, his engineering and analyst experience and expertise in the minerals and mining industry, and his executive experience in management of The Sentient Group.

David H. Watkins.  Mr. Watkins has served as a director of our Company since March 2009. He has over 45 years of experience in the mining industry, working as a senior executive with major mining companies and junior exploration and development companies. Since June 2011, Mr. Watkins has served as Chairman of Atna Resources Ltd. (“ATNA”), a company engaged in the exploration, development and production of gold properties. Mr. Watkins previously served ATNA as Executive Chairman from June 2010 to June 2011 and Chief Executive Officer from March 2000 to June 2010. From 1993 to 1999, Mr. Watkins served as Senior Vice President, Exploration of Cyprus Amax Minerals Company, a producer of commodities including copper, gold, molybdenum, lithium and coal. Prior to his employment with Cyprus Amax, Mr. Watkins served as President of Minova Inc., a producer of precious metals and base metals from mining operations in Canada. Mr. Watkins currently serves on the boards of directors of a number of companies, including Euro Resources S.A. and Commander Resources Ltd.  Mr. Watkins previously served on the boards of Rio Novo Gold Inc., Camino Minerals Corporation, Valley High Ventures, Maudore Minerals Ltd., Canplatts Inc., Bearing Resources and Landdrill International Inc. Mr. Watkins holds a B.A. in Geology from Queen’s University at Kingston, and an M.S. in Geology from Carleton University, Ottawa, and is a graduate of the Executive Business Program of the University of Western Ontario. Mr. Watkins is a member of the Canadian Institute of Mining and Metallurgy, Geological Association of Canada, Geological Society of Nevada and Prospectors and Developers Association of Canada. In determining Mr. Watkins’ qualifications to serve on our board of directors, the board has considered, among other things, his experience and expertise in mineral exploration for base and precious metals in South America and other regions, and his experience as an executive or director of small public mining companies like our company and familiarity with the technical exploration, financing, and management issues faced by such companies.

PROPOSAL NO. 2—RATIFICATION OF APPOINTMENT OF AUDITORS

The board of directors, pursuant to the recommendation of the Audit Committee of the board of directors, unanimously recommends ratification of the appointment of EKS&H LLLP (“EKS&H”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

The affirmative vote of the holders of a majority of the common stock entitled to vote and represented in person or by proxy at the annual meeting is required to ratify the selection of our independent registered public accounting firm for the fiscal year 2017. In the event the ratification is not approved by the required number of holders, the Audit Committee may reconsider, but will not necessarily change, its selection of EKS&H to serve as our independent registered public accounting firm. A representative of EKS&H is expected to attend the meeting and will have an opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions.

The following table sets out the aggregate fees billed by our principal accountant EKS&H related to the fiscal years ended December 31, 2016 and 2015 for the categories of fees described.

	Fiscal Year Ended December 31,
	2016	2015
Audit Fees(1)	$265,916	$280,222
Audit Related Fees	$—	$—
Tax Fees	$—	$—
All Other Fees(2)	$10,517	$—
Total Fees	$276,433	$280,222

(1)         Audit fees include fees for services rendered for the audit of our annual financial statements and reviews of our quarterly financial statements.

(2)         For 2016, other fees included fees related to consents and comfort letters received in connection with our May 2016 equity offering and private placement and our December 2016 at the market offering program.

The Audit Committee charter includes certain policies and procedures regarding the pre-approval of audit and non-audit services performed by an outside accountant. The Audit Committee is required to pre-approve all engagement letters and fees for all auditing services (including providing comfort letters in connection with securities underwritings) and non-audit services performed by the outside auditors, subject to any exception under Section 10A of the Securities Exchange Act of 1934 and any rules promulgated thereunder. Pre-approval authority may be delegated to a committee member or a subcommittee, and any such member or subcommittee must report any decisions to the full committee at its next scheduled meeting. All of the fees and services provided by EKS&H during 2016 and 2015 were approved by the Audit Committee pursuant to its pre-approval policy as provided in the Audit Committee charter.

THE BOARD AND ITS COMMITTEES

Meetings and Committees of the Board of Directors

During 2016, our board of directors held five (5) meetings. Each incumbent director attended 75% or more of the aggregate of all meetings of the board of directors and committees of the board of directors on which he served.

Audit Committee. We have a standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934.  The Audit Committee met five (5) times during 2016. Our Audit Committee is currently comprised of Messrs. Palmer, Eppler and Watkins. Each of the members of the Audit Committee is independent and financially sophisticated, as defined by the NYSE MKT listing standards.  Our board of directors has determined that Mr. Palmer, the Audit Committee Chairman, qualifies as an “Audit Committee Financial Expert” as that term is defined in rules promulgated by the SEC. The Audit Committee is responsible for the selection, compensation, retention and oversight of the independent auditor, which reports directly to the Audit Committee. The Audit Committee also assists the board of directors in reviewing and oversight of the quality and integrity of the Company’s accounting, auditing and financial reporting practices. The Audit Committee regularly reviews the Company’s financial statements and reports, earnings press releases, financial reporting process, system of internal controls, and compliance with applicable law.

The board of directors has adopted a written charter for the Audit Committee. The charter may be viewed on Golden Minerals’ website at www.goldenminerals.com/corp_gov.php.

Compensation Committee.  The Compensation Committee met one (1) time during 2016 and is currently comprised of Messrs. Masterton-Hume, Morano and Watkins. Each member of the Compensation Committee is independent as defined by the NYSE MKT listing standards. The principal responsibilities of the Compensation Committee are to establish policies and periodically determine matters involving executive compensation, recommend changes in employee benefit programs, grant or recommend the grant of stock options and stock awards under our Amended and Restated 2009 Equity Incentive Plan, and provide counsel regarding key personnel selection. The Compensation Committee has authority to retain such compensation consultants, outside counsel and other advisors as the Committee in its sole discretion deems appropriate. The Compensation Committee has not engaged the services of or paid a fee to any compensation consultant or other third party to evaluate or assist with the evaluation of the Company’s compensation arrangements.

The board of directors has adopted a charter for the Compensation Committee, a copy of which is available on Golden Minerals’ website at www.goldenminerals.com/corp_gov_compcomm.php.

Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee, which met three (3) times during 2016, is currently comprised of Messrs. Eppler,  Morano and Palmer. Each member of the Corporate Governance and Nominating Committee is independent as defined by the NYSE MKT listing standards. The Corporate Governance and Nominating Committee is responsible for overseeing and evaluating the board’s performance, selecting and evaluating prospective director nominees and reviewing board and board committee compensation. The Corporate Governance and Nominating Committee also oversees and provides advice to the board of directors regarding our corporate governance policies, practices and procedures.

The board of directors has adopted a charter for the Corporate Governance and Nominating Committee, a copy of which is available on Golden Minerals’ website at www.goldenminerals.com/corp_gov_corpnom.php.

The Role of the Corporate Governance and Nominating Committee in the Nomination Process

In identifying and recommending nominees for positions on our board of directors, our Corporate Governance and Nominating Committee places emphasis on the following criteria, among others:

•                  Judgment, character, expertise, skills and knowledge useful to the oversight of our business;

•                  Business or other relevant experience; and

•                  The extent to which the interplay of the nominee’s expertise, skills, knowledge and experience with that of other members of our board of directors will contribute to a board that is effective, collegial and responsive to the needs of the Company.

Our Corporate Governance and Nominating Committee does not set specific, minimum qualifications that nominees must meet in order for the Corporate Governance and Nominating Committee to recommend them to our board of directors, but rather believes that each nominee should be evaluated based on his or her individual merits, taking into account the needs of the Company and the composition of our board of directors. In considering diversity, we consider diversity of viewpoints, backgrounds and experience. We do not, however, have any formal policy regarding diversity in identifying nominees for a directorship, but rather consider it among the various factors relevant to any particular nominee. Our Corporate Governance and Nominating Committee evaluates possible candidates in detail and suggests individuals to explore in more depth. In the event that we decide to fill a vacancy that exists or we decide to increase the size of the board of directors, our Corporate Governance and Nominating Committee will identify, interview and examine, and make recommendations to the board of directors regarding appropriate candidates. We identify potential candidates principally through suggestions from the Company’s directors and senior management. Our President and Chief Executive Officer and board members may also seek candidates through informal discussions with third parties. We also consider candidates recommended or suggested by stockholders.

Board Independence and Leadership Structure

Our board of directors has determined that each of our directors, other than Mr. Rehn, our President and Chief Executive Officer, Mr. Clevenger, the Company’s former President and Chief Executive Officer, and Mr. Pullar, is independent as defined by the NYSE MKT listing standards.

Mr. Rehn now serves as our President and Chief Executive Officer. Mr. Rehn succeeded Mr. Clevenger, who served as our President to May 2015 and as our Chief Executive Officer to

September 2015.  Mr. Clevenger has served as our Chairman of the board of directors since the Company’s inception in March 2009. The board believes that the Company is best served by a Chairman who has been actively involved with the Company and is therefore able to bring a significant depth of knowledge about the Company to the role of Chairman. While we do not have a lead independent director, the independent members of the board meet from time to time as they deem necessary.

The board has determined that Mr. Pullar is not an independent director, in part, because he is the Chief Executive Officer and a director of The Sentient Group, which is the Company’s largest stockholder, holding approximately 46% of the Company’s outstanding common stock. Additionally, pursuant to an agreement entered into between the Company and a fund managed by The Sentient Group in connection with its initial investment in the Company in a 2009 private placement, the Company agreed to nominate one individual designated by The Sentient Group for election to the Company’s board of directors.

We believe that our current board leadership structure is appropriate as a majority of our board of directors are independent directors.

The Board’s Role in Risk Oversight

It is management’s responsibility to manage risk and bring to the board of directors’ attention any material risks to the Company. The board of directors has oversight responsibility through its Audit Committee, which oversees the Company’s risk policies and processes relating to the financial statements and financial reporting processes and the guidelines, policies and processes for mitigating those risks.

Stockholder Nominations

The Corporate Governance and Nominating Committee will receive, review and evaluate director candidate recommendations from stockholders. The Corporate Governance and Nominating Committee has adopted written procedures to be followed by stockholders in submitting such recommendations. Candidates proposed by stockholders will be evaluated by the Corporate Governance and Nominating Committee in the same manner as candidates that are not proposed by stockholders. While stockholders may propose director nominees at any time, we must receive the required notice (described below) on or before the date set forth in the prior year’s annual proxy statement under the heading “Stockholder Proposals” in order for a proposed nominee to be considered by the Corporate Governance and Nominating Committee in connection with our next annual meeting of stockholders (typically held in May or June of each year).

Stockholders wishing to recommend a director candidate to serve on the board may do so by providing advance written notice to the Chairman of the Corporate Governance and Nominating Committee that identifies the candidate and includes certain information regarding the nominating stockholder and the candidate. A description of the required notice is available on our website at www.goldenminerals.com/corp_gov_boarddir.php.

A stockholder nominee for director should be a person of integrity committed to devoting the time and attention necessary to fulfill his or her duties to Golden Minerals. The Corporate Governance and Nominating Committee will evaluate the independence of directors and potential directors nominated by stockholders, as well as his or her business experience, specialized skills and other experience. Diversity of background and experience, including diversity of race, ethnicity, international background, gender and age, are also important factors in evaluating candidates for board membership. In considering diversity, we consider diversity of viewpoints, backgrounds and experience. The Corporate Governance and Nominating Committee will also consider issues involving possible conflicts of interest of directors or potential directors.

The information noted on our website is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated herein or into any of our other filings with the SEC.

Communication with the Board

We have established a process for security holders to communicate with the board of directors. Security holders wishing to communicate with the board of directors of Golden Minerals should send an email, write or telephone Karen Winkler, Director of Investor Relations, at:

Golden Minerals Company
350 Indiana Street, Suite 800
Golden, Colorado 80401
Telephone: (303) 839-5060
Facsimile: (303) 839-5907
Email: investor.relations@goldenminerals.com

Any such communication must state the type and amount of Golden Minerals securities held by the security holder and must clearly state that the communication is intended to be shared with the board of directors, or if applicable, with a specific committee of the board. Ms. Winkler will forward any such communication to the members of the board or specific board committee.

Director Attendance at the Annual Meeting

All members of the board of directors are encouraged, but not required, to attend the annual meeting of stockholders. Seven of the eight board members at the time of the 2016 annual meeting of stockholders held on May 19, 2016, attended the meeting.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee is currently comprised of Messrs. Masterton-Hume, Morano and Watkins. Each member of the Compensation Committee is independent as defined by NYSE MKT listing standards. No member of the Compensation Committee has ever been an officer or employee of Golden Minerals or any of its subsidiaries, nor did any of these individuals have any reportable transactions with Golden Minerals or any of its subsidiaries in 2016. None of our current executive officers has served as a director or member of the compensation committee (or equivalent thereof) of another entity, any of whose executive officers served as a director of Golden Minerals.

Director Compensation

Our directors who are also our employees receive no fees for board service. Currently, Mr. Rehn is the only director who is also an employee. The compensation for the non-employee directors of Golden Minerals includes the following: (i) a $20,000 annual cash retainer, (ii) a $1,000 cash fee for each board meeting that the director attends in person or by telephone, (iii) a $1,000 cash fee for each committee meeting that the director attends in person or by telephone, (iv) a $30,000 cash retainer for the Chairman of the board, and (v) a $5,000 annual cash retainer for the Chairman of the Audit Committee. Retainer payments are made on the date of the annual stockholders’ meeting for service until the next annual meeting. We also reimburse our directors for all reasonable out-of-pocket costs incurred by them in connection with their services.

Non-employee directors may receive discretionary grants of restricted stock units under our Non-Employee Directors Deferred Compensation and Equity Award Plan (the “Deferred Compensation

Plan”), an award program pursuant to our Amended and Restated 2009 Equity Incentive Plan. Restricted stock units typically vest on the first anniversary of the grant date, and the recipient director is entitled to receive one unrestricted share of common stock for each vested restricted stock unit upon the termination of the director’s service on our board of directors. Our directors are also eligible to receive other equity awards, including stock options, stock appreciation rights, restricted stock units and other stock awards pursuant to our Amended and Restated 2009 Equity Incentive Plan. For 2017, as we did for 2016, we are still considering the value of the grants of restricted stock units to be made to our directors depending on the price of our common stock.

The table below sets forth all compensation awarded to our non-employee directors during 2016.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Stock Options ($)	Total ($)
Jeffrey G. Clevenger(2)(3)	60,000	121,800	—	181,800
W. Durand Eppler(3)	37,000	16,800	—	53,800
Michael T. Mason	2,000	—	—	2,000
Ian Masterton-Hume	25,000	16,800	—	41,800
Kevin R. Morano(3)	34,000	16,800	—	50,800
Terry M. Palmer	37,000	16,800	—	53,800
Andrew N. Pullar(4)	—	16,800	—	16,800
David H. Watkins	30,000	16,800	—	46,800

(1)               Amounts represent awards of 40,000 restricted stock units made to non-employee directors, excluding Mr. Clevenger, on May 19, 2016, calculated by dividing the dollar amount of the grant by the NYSE MKT closing price of our common stock on the grant date. Mr. Clevenger was granted 290,000 restricted stock units on May 19, 2016. Typically restricted stock unit grants to non-employee directors are made on the date of the annual shareholder meeting and vest on the first anniversary of the grant date.

(2)               As a non-employee director, Mr. Clevenger receives regular board compensation, as described above, plus an additional annual $30,000 retainer for his service as Chairman of the board. Annual retainers are typically paid on the date of the annual shareholder meeting.

(3)               Includes compensation for four (4) meetings of a finance committee appointed by the board to consider potential financing transactions including the registered direct offering and private placement and the at-the-market offering program.

(4)            As a result of certain internal requirements of The Sentient Group, Mr. Pullar does not receive cash compensation for his service on the board of directors, and Mr. Pullar will remit to The Sentient Group any common stock issued to him pursuant to the restricted stock units reported in this table.

EXECUTIVE COMPENSATION

Summary Compensation Table

Compensation information is set forth below for the named executive officers of Golden Minerals through December 31, 2016, including our current principal executive officer and one other officer that was our most highly compensated executive officer during 2016. We have not entered into employment agreements with any of our executive officers but have certain arrangements regarding payments following termination of employment. For a description of these arrangements, see “—Post-Employment Payments”. All executives are employed on an at-will basis.

Name and Principal Position	Year	Salary (1) ($)	Bonus ($)	Stock Awards (2) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation (3) ($)	Total ($)
Warren M. Rehn	2016	300,000	—	189,000	—	—	13,524	502,524
President and Chief	2015	286,667	—	—	—	—	19,155	305,822
Executive Officer

Robert P. Vogels	2016	270,000	—	56,700	—	—	11,365	338,065
Senior Vice	2015	270,000	—	—	—	—	11,827	281,827
President and Chief
Financial Officer

(1)         Mr. Rehn was appointed President on May 21, 2015 and Chief Executive Officer on September 1, 2015. Prior to Mr. Rehn’s appointment as President in May 2015, he served as the Senior Vice President, Exploration and Chief Geologist. Upon the effectiveness of Mr. Rehn’s appointment as Chief Executive Officer on September 1, 2015, his annual salary increased from $280,000 to $300,000. Mr. Rehn’s salary during 2016 was $300,000. Mr. Vogels’ salary during 2015 and 2016 was $270,000.

(2)         Stock-based compensation cost for stock awards is measured based on the closing fair market value of the Company’s common stock on the date of grant, in accordance with stock based compensation accounting rules (FASB ASC Topic 718). See footnote 15 of the Notes to the Consolidated Financial Statements for the year-ended December 31, 2016, included in our Annual Report to Stockholders, for a discussion of the grant date fair value. On May 19, 2016, Mr. Rehn and Mr. Vogels received 450,000 KELTIP Units and 135,000 KELTIP Units, respectively, pursuant to the Company’s 2013 Key Employee Long Term Incentive Plan (the “KELTIP”) with a fair market value of $189,000 and $56,700, respectively. No stock awards were granted to the executive officers during  2015.

(3)         Amounts shown as “All Other Compensation” include contributions to the Company’s 401(k) Plan, life insurance premiums paid on behalf of each of the named executive officers and other items.

In May 2014, our stockholders approved amendments to the Company’s 2009 Equity Incentive Plan, adopting the Amended and Restated 2009 Equity Incentive Plan (the “Equity Plan”), pursuant to which awards of the Company’s common stock may be made to officers, directors, employees, consultants and agents of the Company and its subsidiaries. The number of shares available under our Equity Plan is equal to 10% of our outstanding shares of common stock, plus shares issuable upon exercise of our derivative securities (other than derivative securities granted pursuant to the Equity Plan). As of March 22, 2017, the total number of authorized shares under the Equity Plan is 10,437,026  (calculated based on 89,658,910 shares of common stock outstanding plus 14,711,350 shares issuable upon exercise of outstanding warrants (the “Outstanding Float”)), of which 4,376,205 shares (or approximately 4.2% of the Outstanding Float) currently remain available for issuance, and an aggregate of 2,288,127 shares (or approximately 2.2% of the Outstanding Float) are issuable under outstanding awards that have been granted under the Equity Plan. The maximum number of shares of common stock that may be issued (i) to any participant pursuant to awards under the plan (other than options or stock appreciation rights) that are intended to qualify as performance based compensation under the Internal Revenue Code must not exceed 500,000 shares (or approximately .48% of the Outstanding Float), and (ii) to certain employees for the purposes of the Internal Revenue Code in respect of options or stock appreciation rights must not exceed 2,000,000 shares (or approximately 1.92% of the Outstanding Float) during any calendar year. In addition, the aggregate fair market value of common stock with respect to which incentive stock options are exercisable for the first time by an optionholder under the Equity Plan or any other option plan of the Company must not exceed $100,000 in any calendar year. Options and other equity incentive awards under the Equity Plan may vest in periodic installments or may be fully vested at the time of grant, as determined by our board of directors. Options under the plan generally may have a term of up to 10 years, except in the case of certain participants where the term of options is limited to a term of up to 5 years. The exercise price of options is not less than 100% of the fair market value of the common stock on the date the option is granted, except in certain instances where the exercise price is set at 110% of such fair market value. Options and other equity awards granted under the Equity Plan are generally not transferable except by will or by the laws of descent and distribution, or unless otherwise specified by our board of directors. Our board of directors may amend the plan from time to time, provided that no amendment will be effective unless approved by the stockholders of the Company to the extent necessary to satisfy the requirements of applicable law or rules of any applicable securities exchange.

In December 2013, the board of directors approved and the Company adopted the 2013 Key Employee Long-Term Incentive Plan (the “KELTIP”), which became effective immediately. The KELTIP provides for the grant of units (“KELTIP Units”) to certain officers and key employees of the Company, which units will, once vested, entitle such officers and employees to receive, at the Company’s option, an amount, in cash or in Company common stock issued pursuant to a stockholder approved plan, measured generally by the price of the Company’s common stock on the settlement date. Units are not an actual equity interest in the Company and are solely unfunded and unsecured obligations of the Company that are not transferable and do not provide the holder with any stockholder rights. Payment of the settlement amount of vested KELTIP Units may be deferred until the earlier of a change of control of the Company or the date the grantee ceases to serve as an officer or employee of the Company and may be made in cash or common stock granted pursuant to the Equity Plan or another plan that may in the future be approved by the Company’s stockholders.

Equity Compensation Plan Information

The following table includes information regarding our equity compensation plans as of December 31, 2016:

Plan Category	(a) Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities reflected in Column (a))
Equity compensation plans approved by security holders	2,288,127	(1)	1.38	4,376,205
Equity compensation plans not approved by security holders	—		—	—
Total	2,288,127		1.38	4,376,205

(1)         The amount of shares reported in column (a) includes (i) 1,607,317 restricted stock units pursuant to the Deferred Compensation Plan for non-employee directors, pursuant to which the same number of shares are issuable to directors upon their cessation of service as directors, 280,000 of which have not vested, (ii) 585,000 units pursuant to the KELTIP, pursuant to which the same or a lesser number of shares may be issued to Messrs. Rehn and Vogels upon their termination of employment or a change of control, all of which have vested and (iii) 95,810 options issued pursuant to the Equity Plan pursuant to which the same number of shares are issuable upon exercise of the options, all of which are vested. Each of the Deferred Compensation Plan and the KELTIP is an award program pursuant to our Equity Plan. For additional information regarding the Deferred Compensation Plan and the KELTIP, see “The Board and its Committees—Director Compensation” and “Executive Compensation—Summary Compensation Table”, respectively. Note that the number of shares available under the Equity Plan will automatically increase or decrease from time to time to 10% of the Company’s outstanding shares of common stock, plus 10% of shares issuable upon exercise of the Company’s outstanding warrants. For additional information regarding the Equity Plan, see “Executive Compensation—Summary Compensation Table” above.

Outstanding Equity Awards at Fiscal Year-End Table

The following table shows the equity awards held by our named executive officers on December 31, 2016.

Stock Awards
	Option Awards				Equity Incentive Plan Awards:	Equity Incentive Plan Awards:
Name	Number of Securities Underlying Unexercised Options Exercisable(1)	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested ($)

Warren M. Rehn	—	—	—	—	—	—
Robert P. Vogels	15,000	—	8.00	4/12/2020	—	—

(1)         Represents stock options granted April 12, 2010.

Post-Employment Payments

Termination Not in Connection with a Change of Control

All of our full-time salaried employees, including each of our executives, are covered by our Severance Compensation Plan. If an executive’s employment is terminated by us other than for cause (as defined in the plan) and such termination is not in connection with or following a change of control, death, disability or retirement, the executive is entitled to receive a lump sum payment equal to the executive’s then current annual salary. We will also pay to the executive an amount equal to the difference between the monthly medical and/or dental premiums the executive was paying immediately prior to termination of employment and the total COBRA premium due in order to continue such insurance coverage. Our Incentive Bonus Plan provides that in such circumstances, the executive will be entitled to receive an amount equal to the executive’s target bonus percentage, multiplied by the amount of annual salary paid to the executive through the date of termination. No executive who is terminated for cause, terminates or otherwise voluntarily leaves his or her employment, or whose employment is terminated as a result of death, disability or retirement, is entitled to receive any benefits under the Severance Compensation Plan.

In addition, restrictions on unvested restricted shares will lapse and unvested KELTIP units will vest upon an executive’s termination of employment without cause, or as a result of the executive’s death, disability or retirement. If an executive’s employment terminates for any other reason, including for cause, prior to the scheduled vesting date of restricted shares or KELTIP units, the shares and units, respectively, are forfeited upon termination unless otherwise determined by the Company. Upon an executive’s retirement or termination without cause, all unvested options vest. If an executive’s employment terminates for cause or in the case of disability or death, all unvested options will immediately terminate. For the purpose of our restricted share and option awards, “retirement” means an executive’s termination of employment from the Company and a cessation of work in the executive’s profession as determined at the discretion of the board of directors or designated committee (i) on or after attaining age 55 and completing at least ten years of service, or (ii) on or after attaining age 62.

If the termination of employment of one of our named executive officers had occurred as of December 31, 2016 in a manner that would have entitled him to payment pursuant to the Severance Compensation Plan, we estimate the following amounts would have been due.

	Severance Payment (Salary)(1) ($)	Severance Payment (Bonus)(2) ($)	Health Insurance Premiums(3) ($)	Stock Awards(4) ($)	Total ($)
Warren M. Rehn	300,000	210,000	33,334	261,000	804,334
Robert P. Vogels	270,000	135,000	34,560	78,300	517,860

(1)         Reflects executive’s annual salary for the year ended December 31, 2016.

(2)         Reflects target bonus amounts for the year ended December 31, 2016, which for Mr. Rehn was 70% of his annual base salary and for Mr. Vogels was 50% of his annual base salary.

(3)         We currently pay 100% of group health insurance premiums for medical and dental benefits. Amounts shown reflect 12 months of such premiums at rates in effect at December 31, 2016.

(4)         Reflects the value of outstanding KELTIP awards calculated at $0.58 per share, the closing price of our common stock on the last trading day of 2016, December 30, 2016, as reported on the NYSE MKT, as shown above in the “Outstanding Equity Awards at Fiscal Year-End Table”.

Termination in Connection with a Change of Control

We have entered into a Change of Control Agreement, as amended, with each of our named executive officers. Payments under a Change of Control Agreement are in lieu of payments pursuant to our Severance Compensation Plan and are triggered only if one of the following events occurs within two years after a change of control: (1) termination of employment by us other than for cause, disability or death, or (2) termination of employment by the executive for good reason. Upon the occurrence of a change of control, all restricted stock is no longer subject to restrictions, all unvested options vest, and all unvested KELTIP units vest in full. The amounts shown in the table below assume the occurrence of a change of control and one of the triggering termination events on December 31, 2016. These amounts are estimates of the amounts that would have been paid to the named executive officers upon the occurrence of such events. Actual future amounts can only be determined at the time of the named executive officer’s termination of employment. If payments made to the executive would subject the executive to the excise tax imposed by Section 4999 of the Internal Revenue Code, the executive would be entitled to receive an additional gross-up payment to cover the excise tax. Receipt of benefits upon termination is subject to the execution of a general release of claims by the named executive officer or his beneficiary.

	Cash Severance Payment (Salary)(1) ($)	Cash Severance Payment (Bonus)(2) ($)	Health Insurance Premiums(3) ($)	Other Insurance Benefits(4) ($)	Stock Awards(5) ($)	Total ($)
Warren M. Rehn	600,000	420,000	66,668	5,000	261,000	1,352,668
Robert P. Vogels	540,000	270,000	69,120	5,000	78,300	962,420

(1)         Each of Mr. Rehn and Mr. Vogels is entitled to receive two times his highest annual base salary during the term of the Change of Control Agreement. At December 31, 2016, the highest annual base salary for Mr. Rehn was $300,000 and for Mr. Vogels was $270,000. This amount must be paid in a lump sum within 10 business days after the date of termination of employment.

(2)         Each of Mr. Rehn and Mr. Vogels is entitled to receive two times his respective target bonus amount. At December 31, 2016, the target bonus percentage for Mr. Rehn was 70% of his annual base salary and for Mr. Vogels was 50% of his annual base salary. This amount must be paid in a lump sum within 10 business days after the date of termination of employment.

(3)         We will pay, on each executive’s behalf, the portion of premiums of the Company’s group health insurance, including coverage for his eligible dependents, that the Company paid immediately prior to the date of termination (“COBRA Payments”) for the period that such executive is entitled to coverage under COBRA, but not to exceed 24 months for Mr. Rehn and Mr. Vogels. We will pay such COBRA Payments for the executive’s eligible dependents only for coverage for those dependents that were enrolled immediately prior to the date of termination. The executive will continue to be required to pay that portion of the premium of his health coverage, including coverage for eligible dependents that he was required to pay as an active employee immediately prior to the date of termination. If the executive is for any reason not eligible for coverage under COBRA for the full 24 month period, as applicable, we will pay to the executive a lump sum in an amount equal to the product of (i) the amount of the COBRA payment paid on his or her behalf for the final month of the COBRA Period and (ii) the number of months by which the executive’s period of COBRA coverage was less than 24 months. Amounts shown in the table above are not discounted to present value.

(4)         For the 24-month period immediately following the date of termination, we have agreed to provide to the executive, at a cost not to exceed an aggregate of $5,000, life, disability, and accident insurance benefits substantially similar to those that the executive was receiving immediately prior to the termination of employment. For the purpose of the above table, we have assumed that a benefit in the aggregate amount of $5,000 will be provided for the named executives.

(5)         Reflects the value of outstanding KELTIP awards calculated at $0.58 per share, the closing price of our common stock on the last trading day of 2016, December 30, 2016, as reported on the NYSE MKT, as shown above in the “Outstanding Equity Awards at Fiscal Year-End Table”.

Risk Management

The board has determined that risks arising from our compensation policies and practices for our executives and employees are not reasonably likely to have a material adverse effect on the Company. The Compensation Committee and board of directors assess our compensation policies and practices from time to time to ensure that the incentives provided in our compensation arrangements do not emphasize short-term risk taking at the expense of decisions likely to enhance stockholder value over the long-term.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Review of Related Person Transactions

We do not have a formal written policy for the review and approval of transactions with related parties. However, the Audit Committee Charter and our Code of Ethics and Business Conduct each provide guidelines for reviewing any “related party transaction”. In particular, the Audit Committee Charter requires that the Audit Committee review any transaction involving Golden Minerals and a related party at least once a year or upon any significant change in the transaction or relationship. Additionally, our Code of Ethics and Business Conduct prohibits conflicts of interest and provides non-exclusive examples of conduct that would violate the prohibition. If any of our employees are unsure as to whether a conflict of interest exists, the employee is instructed to consult with a specified compliance officer.

We annually require each of our directors and executive officers to complete a directors’ or officers’ questionnaire, respectively, that elicits information about related party transactions. Our board and legal counsel annually review all transactions and relationships disclosed in the directors’ and officers’ questionnaires, and the board makes a formal determination regarding each director’s independence. If a director were determined no longer to be independent, that director, if he or she serves on any of the Audit Committee, the Corporate Governance and Nominating Committee, or the Compensation Committee, would be removed from such committee prior to (or otherwise would not participate in) any future meetings of the committee. If the transaction were to present a conflict of interest, the board would determine the appropriate response.

Sentient Relationship

Current board member Andrew Pullar was appointed to the board of directors in July 2013. Mr. Pullar is the Chief Executive Officer and a director of The Sentient Group. The board has determined that Mr. Pullar is not an independent director under NYSE MKT and SEC rules, in part, because of his officer and director role with The Sentient Group. Mr. Pullar receives the same equity compensation for service as a non-employee director as is currently provided to the other non-employee directors. Through March 22, 2017, we have awarded Mr. Pullar 200,922 restricted stock units pursuant to the Company’s Non-Employee Directors Deferred Compensation and Equity Award Plan. As a result of certain internal requirements of The Sentient Group, Mr. Pullar does not receive cash compensation for his service on the board of directors, and Mr. Pullar will remit to The Sentient Group any common stock issued to him pursuant to the restricted stock units he receives.

Pursuant to an agreement entered into between the Company and a fund managed by The Sentient Group in connection with its initial investment in the Company in a 2009 private placement, the Company agreed to nominate one individual designated by The Sentient Group for election to the Company’s board of directors.

Indemnification Agreements with Officers and Directors

We have entered into an indemnification agreement with each of our directors and officers. The indemnification agreements require us to indemnify our directors and officers to the fullest extent permitted under Delaware law.

OWNERSHIP OF COMMON STOCK

The following table contains information about the beneficial ownership (unless otherwise indicated) of our common stock as of March 22, 2017 by:

•      each person known by us to beneficially hold 5% or more of our outstanding common stock,

•      each of our directors,

•      each of our named executive officers, and

•      all of our executive officers and directors as a group.

All information is taken from or based upon ownership filings made by such persons with the SEC or upon information provided by such persons to us. Except as otherwise noted, we believe that all of the persons and groups shown below have sole voting and investment power with respect to the common stock indicated.

Directors, Executive Officers and 5% Stockholders of Golden Minerals(1)	Beneficial Ownership as of March 22, 2017(2)
	Number	Percentage
The Sentient Group(3)	45,915,396	48.85%
Jeffrey G. Clevenger(4)	912,806	1.01%
Warren M. Rehn(5)	770,468	*
W. Durand Eppler(6)	263,341	*
Ian Masterton-Hume(7)	227,341	*
Kevin R. Morano(8)	227,341	*
Terry M. Palmer(9)	228,341	*
Andrew N. Pullar(10)	—	*
David H. Watkins(11)	232,941	*
Robert P. Vogels(12)	375,303	*
Directors and Executive Officers as a group (9 persons)(13)	3,237,882	3.53%

*              The percentage of common stock beneficially owned is less than 1%.

(1)               The address of these persons, unless otherwise noted, is c/o Golden Minerals Company, 350 Indiana Street, Suite 800, Golden, Colorado 80401.

(2)               For each holder that holds restricted stock, options, restricted stock units, warrants or other securities that are currently vested or exercisable or that vest or become exercisable within 60 days of March 22, 2017, we treat the common stock underlying those securities as owned by that holder and as outstanding shares when we calculate that holder’s percentage ownership of our common stock. We do not treat that common stock as outstanding when we calculate the percentage ownership of any other holder.

(3)               Includes (i) warrants to acquire 4,124,000 shares of our common stock that are currently exercisable as discussed in this footnote below, and (ii) 200,922 shares of common stock issued pursuant to vested restricted stock units held by Andrew Pullar that as a result of certain internal requirements of The Sentient Group, will be remitted to Sentient, as further described in footnote 10 below. The amount in the table is based on a Schedule 13D/A-11 filed with the SEC on June 17, 2016 by Sentient Global Resources Fund III, L.P. (“Fund III”), SGRF III Parallel I, L.P. (“Parallel I”), Sentient Executive GP III, Limited (“Sentient Executive III”), Sentient GP III, L.P. (“GP III”), Sentient Global Resources Fund IV, L.P. (“Fund IV”), Sentient GP IV, L.P (“GP IV”) and Sentient Executive GP IV, Limited (“Sentient Executive IV”) (Fund III, Parallel I, Sentient Executive III, GP III, Fund IV, GP IV and Sentient Executive IV are collectively referred to in the table as “The Sentient Group”).  Fund III and Parallel I are both Cayman Islands limited partnerships and beneficially own 3,582,746 and 357,044 shares of our common stock, respectively. The sole general partner of Fund III and Parallel I is GP III, which is a Cayman Islands limited partnership. The sole general partner of GP III is Sentient Executive III, which is a Cayman Islands exempted company. Fund IV is a Cayman Islands limited partnership and owns (a) 37,650,684 shares of our common stock and (b) warrants to acquire an additional 4,124,000 shares of our common stock. The warrants to acquire 1,224,000 shares of our common stock are exercisable for a five-year period beginning six months from the issue date, which was September 19, 2012.  The warrants to acquire 2,900,000 shares of our common stock are exercisable for a five-year period beginning six months from the issue date, which was September 10, 2014. The sole general partner of Fund IV is GP IV, which is a Cayman Islands limited partnership. The sole general partner of GP IV is Sentient Executive IV, which is a Cayman Islands exempted company. Peter Cassidy, Greg Link, Peter Weidmann and Andrew Pullar are the directors of Sentient Executive III and Sentient Executive IV. These directors collectively have voting and dispositive power over the Company’s shares held by The Sentient Group upon the unanimous vote of all such directors. The address of the principal offices of the reporting persons (Fund III, Parallel I, Sentient Executive III, GP III, Fund IV, GP IV and Sentient Executive IV) is: Landmark Square, 1st Floor, 64 Earth Close, West Bay Beach South, P.O. Box 10795, George Town, Grand Cayman KY1-1007, Cayman Islands.

(4)               Consists of 537,306 shares of common stock held directly; 55,500 shares that can be acquired under vested stock options; and 320,000 restricted stock units which are vested or will vest within 60 days following March 22, 2017. Does not include 3,200 shares of common stock owned by Mr. Clevenger’s spouse for which he disclaims beneficial ownership.

(5)               Consists of 320,468 shares of common stock held directly, and 450,000 shares of common stock that can be acquired under KELTIP units, all of which are vested and can be settled in cash or common stock at the option of the Company.

(6)               Consists of 43,000 shares of common stock held directly; 217,279 restricted stock units, all of which are vested or will vest within 60 days following March 22, 2017; and 3,062 shares that can be acquired under vested stock options.

(7)               Consists of 7,000 shares of common stock held directly; 217,279 restricted stock units, all of which are vested or will vest within 60 days following March 22, 2017; and 3,062 shares that can be acquired under vested stock options.

(8)               Consists of 7,000 shares of common stock held directly; 217,279 restricted stock units, all of which are vested or will vest within 60 days following March 22, 2017; and 3,062 shares that can be acquired under vested stock options.

(9)               Consists of 8,000 shares of common stock held directly; 217,279 restricted stock units, all of which are vested or will vest within 60 days following March 22, 2017; and 3,062 shares that can be acquired under vested stock options.

(10)        Excludes 200,922 restricted stock units, all of which are vested or will vest within 60 days following March 22, 2017. As a result of certain internal requirements of The Sentient Group, Mr. Pullar will remit to The Sentient Group shares of common stock issued pursuant to the restricted stock units that are received by Mr. Pullar for serving on our board of directors, and therefore disclaims beneficial ownership of such securities.

(11)        Consists of 12,600 shares of common stock held directly; 217,279 restricted stock units, all of which are vested or will vest within 60 days following March 22, 2017; and 3,062 shares that can be acquired under vested stock options.

(12)        Consists of 225,303 shares of common stock held directly; 15,000 shares that can be acquired under vested stock options; and 135,000 shares of common stock that can be acquired under KELTIP units, all of which are vested and can be settled in cash or common stock at the option of the Company.

(13)        Consists of 1,160,677 shares of common stock held directly; 1,406,395 shares of restricted stock units that are vested or will vest within 60 days following March 22, 2017; 85,810 shares that can be acquired under vested stock options; and 585,000 shares of common stock that can be acquired under KELTIP units, all of which are vested and can be settled in cash or common stock at the option of the Company.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report.

The Audit Committee is currently comprised of Terry M. Palmer (Chairman), W. Durand Eppler and David H. Watkins. The Audit Committee is responsible for overseeing and evaluating the Company’s financial reporting process on behalf of the board of directors, selecting and retaining the independent auditors, and overseeing and reviewing the internal audit function of the Company.

Management has the primary responsibility for the Company’s financial reporting process, accounting principles, and internal controls, as well as preparation of the Company’s financial statements in accordance with generally accepted accounting principles in the United States (“GAAP”). The independent auditors are responsible for performing an audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing reports thereon. The Audit Committee is responsible for overseeing the conduct of these activities. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures or to independently verify the representations made by management and the independent auditors. The Audit Committee’s considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with GAAP or that an audit of the annual financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States), or that the independent auditors are, in fact, “independent.”

The Audit Committee has met and held discussions with management and the independent auditors on a regular basis. The Audit Committee plans and schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its responsibilities. The Audit Committee’s meetings include, whenever appropriate, executive sessions with the independent auditors without the presence of the Company’s management. The Audit Committee has reviewed and discussed with both management and the independent auditors the Company’s consolidated financial statements as of and for the year ended December 31, 2016, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. Management advised the Audit Committee that the financial statements were prepared in accordance with GAAP. The Audit Committee has relied on this representation, without independent verification, and on the representations of the independent auditors included in their report on the consolidated financial statements.

The Audit Committee discussed with the independent auditors the matters required to be discussed pursuant to the Statement of Auditing Standards, as amended, the Public Company Accounting Oversight Board (PCAOB) Auditing Standards and the NYSE MKT listing standards. The independent auditors have provided to the Audit Committee the written disclosures and the letter required by PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence,” and the Audit Committee has discussed with the independent auditors their independence. The Audit Committee has also considered whether the independent auditors’ provision of other non-audit services to the Company is compatible with maintaining auditor independence. The Audit Committee has concluded that the provision of non-audit services by the independent auditors was compatible with the maintenance of independence in the conduct of their auditing functions.

Based upon its review and discussions with management and the independent auditors and the reports of the independent auditors, and in reliance upon such information, representations, reports and opinions, the Audit Committee recommended that the board of directors approve the audited financial statements for inclusion in the Company’s annual report on Form 10-K for the year ended December 31, 2016, and the board of directors accepted the Audit Committee’s recommendations.

Submitted by the Members of the Audit Committee:

Terry M. Palmer, Chairman

W. Durand Eppler

David H. Watkins

OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities and to furnish us with copies of such reports. Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to Golden Minerals during the most recent fiscal year, no person who at any time during the fiscal year was a director, officer, or beneficial owner of more than 10% of any class of equity securities of Golden Minerals failed to file on a timely basis, as disclosed in the above forms or reports required by Section 16(a) of the Exchange Act during the most recent fiscal year.

Stockholder Proposals

Stockholders may present proposals for stockholder action in our proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for stockholder action and are not properly omitted by our action in accordance with the proxy rules. Stockholder proposals prepared in accordance with the proxy rules must be received by us on or before December 1, 2017 to be included in our proxy statement for the annual meeting of stockholders in 2018. In addition, in accordance with our Bylaws, if a stockholder proposal is not received by us between January 16, 2018 and the close of business on February 15, 2018, it will not be considered or voted on at the annual meeting. Our Bylaws also contain other procedures to be followed for stockholder proposals for stockholder action, including the nomination of directors.

OTHER MATTERS

Our management and the board of directors know of no other matters to be brought before the annual meeting. If other matters are presented properly to the stockholders for action at the annual meeting and any postponements and adjournments thereof, it is the intention of the proxy holders named in the proxy to vote in their discretion on all matters on which the common stock represented by such proxy are entitled to vote.

You are urged to complete, sign, date and return your proxy promptly. You may revoke your proxy at any time before it is voted. If you attend the annual meeting, as we hope you will, you may vote your shares in person.

By order of the Board of Directors,

Robert P. Vogels,
Corporate Secretary

Our Annual Report on Form 10-K filed with the Securities and Exchange Commission (including exhibits) may be obtained at no charge by any stockholder entitled to vote at the annual meeting who writes to: Karen Winkler, Golden Minerals Company, 350 Indiana Street, Suite 800, Golden, Colorado 80401 or at investor.relations@goldenminerals.com.

PROXY GOLDEN MINERALS COMPANY PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 16, 2017 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED The undersigned hereby constitutes and appoints Warren M. Rehn and Robert P. Vogels and each of them, as proxies with full power of substitution, to represent and vote all of the shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the “Annual Meeting”) of Golden Minerals Company (the “Company”) in such manner as they, or either of them, may determine on any matters which may properly come before the Annual Meeting or any adjournments thereof and to vote on the matters set forth on the reverse side as directed by the undersigned. The Annual Meeting will be held at 350 Indiana Street, 1st Floor Conference Center, Golden, Colorado 80401, on Tuesday, May 16, 2017 at 9:00 A.M. Local Time and at any and all adjournments thereof. The undersigned hereby revokes any proxies previously given. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS NOT KNOWN AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF. (Continued, and to be marked, dated and signed, on the other side) PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held May 16, 2017 The Proxy Statement to Stockholders is available at: http://www.viewproxy.com/GoldenMinerals/2017AM

PLEASE MARK YOUR VOTE IN The Board of Directors recommends you vote FOR the following: 1. To elect eight (8) directors to hold office until the 2018 annual meeting of stockholders or until their successors are elected; BLUE INK AS SHOWN HERE FOR WITHHOLD FOR WITHHOLD FOR WITHHOLD 04 Ian Masterton-Hume 05 Kevin R. Morano 06 Terry M. Palmer 01 Jeffrey G. Clevenger 02 Warren M. Rehn 03 W. Durand Eppler 07 Andrew N. Pullar 08 David H. Watkins The Board of Directors recommends you vote FOR proposal 2. 2. To ratify the selection of EKS&H LLLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. NOTE: To transact such other business as may properly come before the meeting or any postponements or adjournments thereof. FOR AGAINST ABSTAIN WILL ATTEND THE MEETING PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED PRE PAID ENVELOPE. Dated: Signature(s) of Stockholder(s) Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) CONTROL NUMBER Title Note: Please sign exactly as your name or names appear on this card. Joint owners should each sign personally. If signing as a fiduciary or attorney, please give your exact title. PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. CONTROL NUMBER PROXY VOTING INSTRUCTIONS Please have your 11 digit control number ready when voting by Internet or Telephone PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided. TELEPHONE Vote Your Proxy by Phone: Call 1 (866) 804-9616 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. INTERNET Vote Your Proxy on the Internet: Go to www.aalvote.com/AUMN Have your proxy card available when you access the above website. Follow the prompts to vote your shares.